Exhibit 1: Annual Meeting of Shareholders
                                     (77 C)

On May 17, 2002, the Fund held its Annual Meeting of Shareholders. The meeting was adjourned and reconvened on June 7, 2002. As of the April 5 record date, there were outstanding 9,685,624 shares of the Fund's Common Stock and 1,200 shares of the Fund's Auction Rate Cumulative Preferred Shares.

PROPOSAL 1 - ELECTION OF DIRECTOR

                                  SHARES           PERCENTAGE             SHARES W/         PERCENTAGE
                                  VOTED                OF                 AUTHORITY             OF
     NAME                          FOR             SHARES VOTED            WITHHELD         SHARES VOTED
     ----                         ------           ------------           ---------         ------------
James D. Dondero                 6,803,026             70.24%               259,570               2.68%
(common stock only)


PROPOSAL 2A - APPROVAL TO AMEND THE FUND'S ARTICLES OF INCORPORATION TO PROVIDE FOR A SUPERMAJORITY VOTE WHEN THERE IS A PROPOSED AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION TO MAKE SHARES "REDEEMABLE SECURITIES" OR TO CONVERT THE FUND FROM A "CLOSED-END COMPANY" TO AN "OPEN-END COMPANY."

                     SHARES               %             SHARES           %                               %
                     VOTED              SHARES          VOTED          SHARES           SHARES         SHARES
                      FOR             OUTSTANDING       AGAINST      OUTSTANDING       ABSTAINED      ABSTAINED
                     ------           -----------       -------      -----------       ---------      ---------
Common Stock        5,779,920            59.67%         754,853         7.79%           317,514         3.28%
and Preferred
Shares
(together)

PROPOSAL 2B - APPROVAL TO AMEND THE FUND'S ARTICLES OF INCORPORATION TO PROVIDE FOR A SUPERMAJORITY VOTE WHERE THERE IS A PROPOSAL BY A STOCKHOLDER REGARDING THE FUND'S INVESTMENT OBJECTIVE OR SPECIFIC INVESTMENT RESTRICTIONS OR POLICIES.

                    SHARES            %            SHARES          %                               %
                    VOTED           SHARES         VOTED         SHARES           SHARES         SHARES
                     FOR          OUTSTANDING     AGAINST      OUTSTANDING       ABSTAINED      ABSTAINED
                    ------        -----------     -------      -----------       ---------      ---------
Common Stock        5,758,541        59.45%       699,382        7.22%            394,364         4.07%
and Preferred
Shares
(together)

PROPOSAL 2C - APPROVAL TO AMEND THE FUND'S ARTICLES OF INCORPORATION TO PROVIDE FOR A SUPERMAJORITY VOTE WHERE THERE IS A PROPOSAL FOR THE VOLUNTARY LIQUIDATION OR DISSOLUTION OF THE FUND OR ANY AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION TO TERMINATE ITS EXISTENCE.

                     SHARES            %             SHARES           %                               %
                     VOTED           SHARES          VOTED          SHARES           SHARES         SHARES
                      FOR          OUTSTANDING       AGAINST      OUTSTANDING       ABSTAINED      ABSTAINED
                     ------        -----------       -------      -----------       ---------      ---------
Common Stock        5,547,559         57.27%         851,324         8.79%           453,404          4.68%
and Preferred
Shares
(together)

PROPOSAL 2D - APPROVAL TO AMEND THE FUND'S ARTICLES OF INCORPORATION TO PROVIDE FOR A SUPERMAJORITY VOTE WHERE THERE IS A PROPOSAL FOR THE MERGER, CONSOLIDATION, SHARE EXCHANGE, SALE OF ALL OR SUBSTANTIALLY ALL ASSETS, OR A SIMILAR BUSINESS REORGANIZATION OR COMBINATION INVOLVING THE FUND.

                     SHARES            %             SHARES           %                               %
                     VOTED           SHARES           VOTED         SHARES           SHARES         SHARES
                      FOR          OUTSTANDING       AGAINST      OUTSTANDING       ABSTAINED      ABSTAINED
                     ------        -----------       -------      -----------       ---------      ---------
Common Stock        5,569,242         57.49%         843,736         8.71%           439,309          4.54%
and Preferred
Shares
(together)

PROPOSAL 3 - APPROVAL TO AMEND THE FUND'S ARTICLES OF INCORPORATION TO REMOVE STOCKHOLDER APPRAISAL RIGHTS.

                     SHARES            %              SHARES          %                                %
                     VOTED           SHARES           VOTED         SHARES           SHARES          SHARES
                      FOR          OUTSTANDING       AGAINST      OUTSTANDING       ABSTAINED      ABSTAINED
                     ------        -----------       -------      -----------       ---------      ---------
Common Stock        5,341,516         55.14%        1,027,792        10.61%          482,979          4.99%
and Preferred
Shares
(together)